                             AMENDMENT NUMBER TWO
                                      TO
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

    This AMENDMENT NUMBER TWO TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of December 3, 1994, is entered into by and among CERTIFIED GROCERS OF CALIFORNIA, LTD., a California corporation ("CerGro"), GROCERS GENERAL MERCHANDISE COMPANY, a California corporation ("GGMC"), and GROCERS SPECIALTY COMPANY, a California corporation ("GSC") (CerGro, GGMC, and GSC are jointly and severally referred to herein as "Borrower"), on the one hand, and the financial institutions which are signatories hereto (hereinafter collectively referred to as the "Lenders" and individually as a "Lender"), BT COMMERCIAL CORPORATION, a Delaware corporation ("BTCC"), as agent, UNION BANK, a California banking corporation ("Union"), as co-agent and FIRST NATIONAL BANK OF BOSTON, National Association ("First National"), as co-agent (BTCC, Union and First National are hereinafter, in such capacities, together with any successors thereto in such capacities, referred to collectively as "Agents") for Lenders, on the other hand, in light of the following facts:

                                   RECITALS

    A. The parties hereto have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of March 17, 1994, as amended by that certain Amendment Number One to Amended and Restated Loan and Security Agreement, dated as of November 1, 1994 (collectively, the "Agreement");

    B. The parties hereto desire to amend the Agreement in accordance with the terms of this Amendment.

                                   AGREEMENT

    NOW THEREFORE, the parties hereto agree as follows:

    1. DEFINED TERMS. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.


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    2.  AMENDMENT TO SECTION 6 13(a)(iv).  Clause (iv) of Section 6.13(a) of
the Agreement is amended in its entirety as follows:

        "(iv) a Fixed Charge Coverage Ratio not less than 1.60:1.00 for each of the first three fiscal quarters of Borrower's fiscal year ending in
1995, and not less than 1.80: 1.00 thereafter."

    3. AMENDMENT TO SECTION 6.13(a)(v). Clause (v) of Section 6.13(a) of the Agreement is amended in its entirety as follows:

         "(v) an Interest Charge Coverage Ratio not less than 2.10:1.00 for each of the first three fiscal quarters of Borrower's fiscal year ending in 1995, and not less than 2.50: 1.00 thereafter."

    4. AMENDMENT TO SECTION 6.13(b)(ii). Clause (ii) of Section 6.13(b) of the Agreement is amended in its entirety as follows:

         "(ii) Borrower's Net Income shall not be less than Zero Dollars ($0) for Borrower's fiscal year ending in 1995, and One Million Dollars ($1,000,000) for each fiscal year thereafter."

    5. AMENDMENT FEE. Concurrently with the execution of this Amendment, Borrower shall pay to BTCC a fee (the "Amendment Fee"), in an amount equal to one fourth of one percent (0.25%) of the Commitment as in effect the date of this Amendment, for the account of Lenders, pro-rata in accordance with each Lender's share of the Commitment; PROVIDED, HOWEVER, that if any Lender fails to execute this Amendment, such Lender shall forfeit its pro-rata share of the Amendment Fee which would have been for the account of such Lender and instead, such pro-rata share of the Amendment Fee shall be refunded to Borrower.

    6. CONDITIONS PRECEDENT. The obligations of Lenders under this Amendment are subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

         (a) BTCC shall have received this Amendment duly executed by Borrower and Required Lenders;


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         (b)  BTCC shall have received an affirmation letter duly executed by each guarantor under the Guaranties, indicating the consent by each such guarantor to the execution and delivery by Borrower of this Amendment; and

         (c)  BTCC shall have received the Amendment Fee.

    7. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon (i) the execution of a counterpart of this Amendment by each of CerGro, GGMC and GSC, and BTCC and Required Lenders, (ii) receipt by BTCC of the Amendment Fee,
(iii) receipt by BTCC of all Agents Expenses incurred in connection with the negotiation, preparation and execution of this Amendment and (iv) the fulfillment of all of the conditions set forth in Section 6 hereof.

    8. REAFFIRMATION OF THE AGREEMENT. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed at Los Angeles, California as of the date first hereinabove written.

                                       CERTIFIED GROCERS OF CALIFORNIA,
                                       LTD., a California corporation

                                       By  /s/ David A. Woodward
                                         -------------------------------------
                                               David A. Woodward
                                       Title:  Corporate Secretary--Treasurer
                                             ---------------------------------


                                       GROCERS GENERAL MERCHANDISE COMPANY,
                                       a California corporation

                                       By  /s/ David A. Woodward
                                         -------------------------------------
                                               David A. Woodward
                                       Title:  Corporate Secretary--Treasurer
                                             ---------------------------------


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


                                       GROCERS SPECIALTY COMPANY,
                                       a California corporation

                                       By  /s/ David A. Woodward
                                         -------------------------------------
                                               David A. Woodward
                                       Title:  Corporate Secretary--Treasurer
                                             ---------------------------------


                                       BT COMMERCIAL CORPORATION, a
                                       Delaware corporation, individually
                                       and as Agent

                                       By  /s/ TOM VENTLING
                                         -------------------------------------
                                       Title:   Sr. VP
                                             ---------------------------------


                                       THE FIRST NATIONAL BANK OF BOSTON,
                                       a National Association, individually
                                       and as Co-Agent

                                       By  /s/ SUSAN J. MULHOLLAND
                                         -------------------------------------
                                       Title:   Division Executive
                                             ---------------------------------


                                       UNION BANK, a California banking
                                       corporation, individually and as Co-Agent

                                       By  /s/ PATRICK M. CASSIDY
                                         -------------------------------------
                                       Title:   Vice President
                                             ---------------------------------


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                                       DG BANK, a German bank acting through
                                       its New York branch.

                                       By  /s/ Robert B. Herber
                                         -------------------------------------
                                       Title   Vice President
                                             ---------------------------------

                                       By  /s/ KAREN A. BRINKMAN
                                         ------------------------------------
                                       Title:   Vice President
                                             ---------------------------------


                                       DRESDNER BANK, AG, Los Angeles agency
                                       and Grand Cayman Branch, as a bank

                                       By  /s/ SIDNEY S. JORDAN
                                         ------------------------------------
                                       Title:   Vice President
                                             ---------------------------------

                                       By  /s/ DENNIS G. BLANK
                                         ------------------------------------
                                       Title:   Vice President
                                             ---------------------------------


                                       NATIONAL CANADA CORPORATION, a
                                       Delaware corporation

                                       By  /s/ MARK LOCKER
                                         ------------------------------------
                                       Title:   AVP
                                             ---------------------------------

                                       By  /s/ THOMAS HOPKINS
                                         ------------------------------------
                                       Title:   Vice President
                                             ---------------------------------


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                                       SANWA BANK CALIFORNIA, a California
                                       banking corporation

                                       By  /s/ MARY KING
                                         -------------------------------------
                                       Title:   Vice President
                                             ---------------------------------


                                       SANWA BUSINESS CREDIT CORPORATION, a
                                       Delaware corporation

                                       By  /s/ VICTOR ALFIRAVIC
                                         ------------------------------------
                                       Title   Vice President
                                             ---------------------------------


                                       THE BANK OF CALIFORNIA, N.A.

                                       By  /s/ J.D. WATSON
                                         ------------------------------------
                                       Title:   Corporate Banking Officer
                                             ---------------------------------


                                       THE DAI-ICHI KANGYO BANK, LIMITED, a
                                       Japanese bank acting through its Los
                                       Angeles agency

                                       By  /s/ TOMOHIRO NOZAKI
                                         ------------------------------------
                                       Title:   Senior Vice President
                                             ---------------------------------

                                       By
                                         ------------------------------------
                                       Title:
                                             ---------------------------------


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                                       THE SAKURA BANK, LIMITED, a Japanese
                                       bank acting through its Los Angeles
                                       agency

                                       By  /s/ FERNANDO BUESA
                                         -------------------------------------
                                       Title:   Vice President
                                             ---------------------------------

                                       By  /s/ OFUSA SATO
                                         ------------------------------------
                                       Title:   Senior Vice President &
                                                Assistant General Manager
                                             ---------------------------------


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